As filed with the Securities and Exchange Commission on March 29, 2023

Registration No. 333-267771

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment Number 4 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAG Holdings Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	3990	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

14 Ang Mo Kio Street 63

Singapore 569116

+65 6383 7540

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David L. Ficksman R. Joilene Wood Troy Gould PC 1801 Century Park East Suite 1600 Los Angeles, CA 90067-2367 Tel: 310-553-4441	Mitchell Goldsmith Taft Stettinius & Hollister LLP 111 East Wacker Suite 2800 Chicago, IL 60601 Tel: 312-527-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form F-1 filed by SAG Holdings Limited on March 29, 2023 (No. 333- 267771) is being filed solely to file an exhibit to the Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1	Form of Underwriting Agreement**
3.1	Form of Memorandum of Association of the Registrant dated February 14, 2022**
3.2	Form of Amended and Restated Articles of Association of the Registrant dated June 22, 2022**
5.1	Form of Opinion of Conyers Dill & Pearman regarding the validity of securities being registered**
5.2	Form of Opinion of Loo & Partners LLP regarding Singapore legal matters**
8.1	Form of Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters**
10.1	Form of Directors’ Agreement**
10.2	Form of Indemnification Agreement**
10.3	Lease Agreement between Filtec and Jurong Town Corporation dated December 21, 2021**
10.4	Logistics Services Agreement between E U Group Pte Ltd and SP Zone dated January 1, 2020**
10.5	Logistics Services Agreement between E U Group Pte Ltd and Filtec dated January 1, 2020**
14	Form of Code of Ethics of the Registrant**
21.1	Form of List of Subsidiaries of the Registrant**
23.1	Form of Consent of Audit Alliance**
23.2	Form of Consent of Conyers Dill & Pearman (included in Exhibit 5.1**)
23.3	Form of Consent of Loo & Partners LLP (included in Exhibit 8.1**)
24.1	Form of Power of Attorney (included on signature pages)
99.1	Consent of Directors Nominees**
99.2	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107	Filing Fee Table**

**previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on March 29, 2023.

SAG HOLDINGS LIMITED

By:	/s/ Chin Heng Neo
Name:	Chin Heng Neo
Title:	Chief Executive Officer and Executive Director

We, the undersigned directors and executive officers of SAG Holdings Limited and its subsidiaries hereby severally constitute and appoint Chin Heng Neo, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-1 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March 29, 2023

/s/ Chin Heng Neo
Chin Heng Neo, Chief Executive Officer and Executive Director

Date: March 29, 2023

/s/ Chin Aik Neo
Chin Aik Neo, Deputy Chief Executive Officer and Executive Director

Date: March 29, 2023

/s/ Ivy Lee
Ivy Lee, Chief Financial Officer

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, NY, United States of America on March 29, 2023.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President of behalf of Cogency Global, Inc.

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